Exhibit 99.1

Contact:	John L. Morgan
763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES

SECOND QUARTER RESULTS

Minneapolis, MN (July 15, 2009)  -  Winmark Corporation (Nasdaq; WINA) announced today net income for the quarter ended June 27, 2009 of $1,195,300, or $.22 per share diluted, compared to net income of $930,500, or $.17 per share diluted, in 2008.  For the six months ended June 27, 2009, net income was $2,609,000, or $.49 per share diluted, compared to net income of $1,867,800, or $.34 per share diluted, for the same period last year.

John L. Morgan, Chairman and Chief Executive Officer, stated, “Our second quarter performance was acceptable in light of the current economic environment.  Our franchising and middle market leasing businesses performed well, but we have been negatively impacted by write-offs in our small business leasing portfolio.  We fully expect the small business portfolio to continue to perform poorly until there is a broad recovery in the U.S. economy.”

Winmark Corporation creates, supports and finances business.  At June 27, 2009, there were 867 franchises in operation under the brands Play It Again Sports®, Once Upon A Child®, Plato’s Closet® and Music Go Round® and there were 43 territories in operation under the Wirth Business Credit® brand.  An additional 51 retail franchises have been awarded but are not open.  In addition, at June 27, 2009, the Company had loans and leases equal to $44.1 million.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company including statements with respect to our ability to finance the growth of our leasing and franchising businesses for the foreseeable future.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

WINMARK CORPORATION

CONDENSED BALANCE SHEETS

(unaudited)

	June 27, 2009	December 27, 2008
ASSETS
Current Assets:
Cash and cash equivalents	$8,702,300	$2,140,000
Marketable securities	1,040,600	438,300
Current investments	1,500,000	500,000
Receivables, less allowance for doubtful accounts of $49,600 and $52,700	1,714,700	2,064,100
Net investment in leases - current	15,999,600	17,379,700
Income tax receivable	408,500	792,200
Inventories	72,800	141,500
Prepaid expenses	574,100	1,018,800
Deferred income taxes	—	216,900
Total current assets	30,012,600	24,691,500
Net investment in leases — long-term	26,074,400	28,035,300
Long-term investments	2,829,200	3,833,300
Long-term receivables, net	26,700	39,200
Property and equipment, net	2,041,100	512,200
Other assets	677,500	677,500
Deferred income taxes	—	320,800
	$61,661,500	$58,109,800

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Current line of credit	$3,899,200	$4,313,200
Current renewable subordinated notes	8,277,700	8,052,400
Accounts payable	1,387,700	1,108,200
Accrued liabilities	2,470,400	2,905,400
Current discounted lease rentals	1,142,100	1,012,900
Current rents received in advance	229,000	141,600
Current deferred revenue	1,161,300	993,600
Deferred income taxes	368,300	—
Total current liabilities	18,935,700	18,527,300
Long-term line of credit	7,307,100	9,276,300
Long-term renewable subordinated notes	15,115,400	12,788,700
Long-term discounted lease rentals	858,500	1,298,500
Long-term rents received in advance	1,493,100	1,696,400
Long-term deferred revenue	694,900	631,400
Other long-term liabilities	1,217,500	—
Deferred income taxes	490,700	—
Shareholders’ Equity:
Common stock, no par, 10,000,000 shares authorized, 5,307,589 and 5,433,610 shares issued and outstanding	—	427,500
Accumulated other comprehensive income (loss)	71,400	(38,500)
Retained earnings	15,477,200	13,502,200
Total shareholders’ equity	15,548,600	13,891,200
	$61,661,500	$58,109,800

WINMARK CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Quarter Ended		Six Months Ended
	June 27, 2009	June 28, 2008	June 27, 2009	June 28, 2008
REVENUE:
Royalties	$5,607,900	$5,303,800	$11,241,400	$10,635,400
Leasing income	2,143,100	1,907,000	4,844,800	3,859,600
Merchandise sales	679,300	975,000	1,304,700	1,907,800
Franchise fees	235,000	386,100	385,000	913,600
Other	172,800	145,400	312,200	278,300
Total revenue	8,838,100	8,717,300	18,088,100	17,594,700

COST OF MERCHANDISE SOLD	651,100	940,700	1,247,000	1,834,600

LEASING EXPENSE	512,800	463,100	1,195,300	949,000

PROVISION FOR CREDIT LOSSES	604,200	269,200	1,023,900	654,300

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	4,830,600	5,138,500	9,713,100	10,324,300

Income from operations	2,239,400	1,905,800	4,908,800	3,832,500

LOSS FROM EQUITY INVESTMENTS	(600)	(60,700)	(4,100)	(136,500)

INTEREST EXPENSE	(341,400)	(340,200)	(692,500)	(688,600)

INTEREST AND OTHER INCOME	111,600	59,000	172,700	131,800

Income before income taxes	2,009,000	1,563,900	4,384,900	3,139,200

PROVISION FOR INCOME TAXES	(813,700)	(633,400)	(1,775,900)	(1,271,400)

NET INCOME	$1,195,300	$930,500	$2,609,000	$1,867,800

EARNINGS PER SHARE — BASIC	$.22	$.17	$.49	$.34

EARNINGS PER SHARE — DILUTED	$.22	$.17	$.49	$.34

WEIGHTED AVERAGE SHARES OUTSTANDING — BASIC	5,328,831	5,534,781	5,362,489	5,517,807

WEIGHTED AVERAGE SHARES OUTSTANDING — DILUTED	5,343,532	5,562,319	5,370,900	5,548,482